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                                                                   EXHIBIT 21(a)

                               DEAN FOODS COMPANY

                SUBSIDIARIES OF THE REGISTRANT AS OF MAY 27, 2001



                                                               Jurisdiction In
                                                               Which Organized
                                                               ---------------

Alta Dena Certified Dairy, Inc.                                Delaware
Amboy Specialty Foods Company                                  Delaware
Barber Dairies, Inc.                                           Delaware
Bell Dairy Products, Inc.                                      Texas
Berkeley Farms, Inc.                                           California
Bowman Dairy Company, Inc.                                     Delaware
Coburg, Inc.                                                   South Carolina
Creamland Dairies, Inc.                                        New Mexico
Cream o'Weber Dairy, Inc.                                      Utah
Dean Dairy Products Company                                    Pennsylvania
Dean Dip and Dressing Company                                  Delaware
Dean Foods Company of California                               Delaware
Dean Foods Company of Indiana                                  Delaware
Dean Foods Ice Cream Company                                   Delaware
Dean Foods North Central, Inc.                                 Delaware
Dean Foods Products Company                                    Delaware
Dean Milk Company, Inc.                                        Kentucky
Dean Pickle and Specialty Products Company                     Wisconsin
DFC Transportation Company                                     Delaware
E.B.I. Foods, Ltd.                                             United Kingdom
Elgin Blenders, Inc.                                           Illinois
Gandy's Dairies, Inc.                                          Texas
H. Meyer Dairy Company                                         Delaware
Liberty Dairy Company                                          Michigan
McArthur Dairy, Inc.                                           Florida
Mayfield Dairy Farms, Inc.                                     Tennessee
Meadow Brook Dairy Company                                     Pennsylvania
Meadows Distributing Company                                   Illinois
Purity Dairies, Inc.                                           Tennessee
Reiter Dairy, Inc.                                             Ohio
Ryan Foods Company                                             Kentucky
Schwartz Pickle Company                                        Delaware
T.G. Lee Foods, Inc.                                           Florida
Verifine Dairy Products Corporation of Sheyboygan              Wisconsin
W.B. Roddenbery Co., Inc.                                      Georgia
Wengert's Dairy, Inc.                                          Delaware

The names of all other subsidiaries have been omitted from the above list because, when considered in the aggregate as a single subsidiary, they would not constitute a material subsidiary.